UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2023

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55450	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

This information contained in Item 8.01 below is incorporated herein by reference.

Item 8.01 Other Events.

On June 15, 2023, Medicine Man Technologies, Inc. (the “Company”), through its wholly-owned subsidiary, Double Brow, LLC (“Akimbo Buyer”), acquired certain of the operating assets of Standing Akimbo, LLC (“Seller”), and assumed specific obligations of Seller pursuant to the terms of the Asset Purchase Agreement, dated April 13, 2023 (the “Purchase Agreement”), by and among Akimbo Buyer, Seller, Spencer Kirson, and John Murphy (together with Spencer Kirson and John Murphy, the “Equityholders”). Pursuant to the Purchase Agreement, Akimbo Buyer acquired substantially all of Seller’s assets related to its medical cannabis store located in Denver, Colorado (other than assets expressly excluded from the acquisition under the Purchase Agreement), which included, the associated lease and cannabis licenses, and assumed certain liabilities for contracts acquired under the Purchase Agreement (collectively, the “Acquisition”).

After purchase price adjustments for transaction and related expenses, the aggregate consideration for the Acquisition was approximately $10.5 million, of which $5 million is payable in cash (“Cash Consideration”) and approximately $5.5 million payable in the form of Company common stock (“Stock Consideration” and together with the Cash Consideration, the “Purchase Price”). At the closing of the Acquisition, the Company paid $1 million of the Purchase Price in cash (the “Closing Cash Consideration”) and approximately $4.5 million of the Purchase Price in Company common stock for a total of 4,488,691 shares at a per share price of $1.00 per share (the “Closing Stock Consideration” and together with the Closing Cash Consideration, the “Closing Consideration”). The Company is obligated to pay the remainder of the Cash Consideration over 12 months starting on July 15, 2023 as set forth in the Purchase Agreement (the “Deferred Cash Consideration”), of which the Company will hold back, in aggregate, approximately $750,000 from the Deferred Cash Consideration for purposes of securing certain obligations of Seller and the Equityholders pursuant to the Purchase Agreement and Related Agreements (as defined in the Purchase Agreement) (the “Cash Holdback”). Any portion of the Cash Holdback not used to satisfy certain obligations of Seller and/or the Equityholders pursuant to the Purchase Agreement will be paid on the third anniversary of the closing of the Acquisition, subject to the terms and conditions set forth in the Purchase Agreement and Related Agreements. The Company also reserved from issuance approximately $1 million from the Stock Consideration as collateral for potential claims for indemnification from Seller and the Equityholders under the Purchase Agreement (the “Stock Holdback”). Any portion of the Stock Holdback not used to satisfy indemnification claims will be issued by the Company on the date that is the later of (i) 18 months from the closing of the Acquisition or (ii) satisfaction of all outstanding obligations associated with certain Excluded Liabilities (as defined in the Purchase Agreement) set forth in the Purchase Agreement.

The Purchase Price is subject to post-closing reduction if any of the actual cannabis product inventory or cash at closing is less than certain targets stated in the Purchase Agreement. The Company funded the Acquisition from cash on hand and cash from the proceeds of the convertible notes issued pursuant to the Indenture entered into on December 7, 2021.

The issuances of the shares of the Company’s common stock at the closing of the Acquisition was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Securities Act Rule 506(b). The shares were issued in a privately negotiated transaction. The Equityholders are sophisticated and represented in writing that they are accredited investors and acquired the securities for their own accounts for investment purposes. Further, the Purchase Agreement states that the shares in question have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom. A legend will be placed on any certificates representing such shares referencing the restricted nature of the shares.

The Company entered into a lock-up agreement with each Equityholder providing limitations on the resale of the Company common stock issued to the Equityholders.

The company previously reported the terms of the Purchase Agreement and the transaction contemplated thereby in Item 1.01 of the Company’s Current Report on Form 8-K filed on April 19, 2023. The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Purchase Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1 *	Asset and Purchase Agreement, dated April 13, 2023, by and among Medicine Man Technologies, Inc., Double Brow, LLC, Standing Akimbo, LLC, Spencer Kirson, and John Murphy (Incorporated by reference to Exhibit 10.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed April 19, 2023 (Commission File No. 000-55450))
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to the agreement have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K and Item 601(a)(5), as applicable, of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Christine Jones
Date: June 22, 2023		Christine Jones
Chief Legal Officer